                                                                       Exhibit 4

                              TELEFLEX INCORPORATED


                                       and


                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 as Rights Agent


                                RIGHTS AGREEMENT


                          Dated as of January 11, 1999

                                TABLE OF CONTENTS

Section 1.      Definitions.......................................................................................1
Section 2.      Appointment of Rights Agent.......................................................................4
Section 3.      Issue of Rights and Right Certificates............................................................5
Section 4.      Form of Right Certificates........................................................................6
Section 5.      Signature and Countersignature of Right Certificates; Registration of Ownership
                and Transfers.....................................................................................7
Section 6.      Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                Destroyed, Lost or Stolen Right Certificates......................................................7
Section 7.      Exercise of Rights; Purchase Price; Expiration Date of Rights.....................................8
Section 8.      Cancellation and Destruction of Right Certificates...............................................10
Section 9.      Reservation and Availability of Preference Stock; Compliance with Registration or Other Requirements of Securities Laws;  Transfer Taxes........................................10
Section 10.     Preference Stock Record Date.....................................................................12
Section 11.     Modification of Rights and Adjustment of Purchase Price, Number of Shares,
                Number of Rights and Securities Purchasable......................................................12
Section 12.     Certificate of Adjusted Purchase Price or Number of Shares.......................................18
Section 13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.............................18
Section 14.     Fractional Rights and Fractional Shares..........................................................21
Section 15.     Rights of Action.................................................................................22
Section 16.     Agreement of Right Holders.......................................................................22
Section 17.     Right Certificate Holder Not Deemed a Stockholder................................................23
Section 18.     Concerning the Rights Agent......................................................................23
Section 19.     Merger or Consolidation or Change of Name of Rights Agent........................................24
Section 20.     Duties of Rights Agent...........................................................................24
Section 21.     Change of Rights Agent...........................................................................26
Section 22.     Issuance of New Right Certificates...............................................................27
Section 23.     Redemption of Rights.............................................................................28
Section 24.     Notice of Certain Events.........................................................................28
Section 25.     Notices..........................................................................................29
Section 26.     Supplements and Amendments.......................................................................30
Section 27.     Successors.......................................................................................31
Section 28.     Determinations and Actions by the Company or the Board of Directors..............................31
Section 29.     Benefits of this Agreement.......................................................................31
Section 30.     Severability.....................................................................................31
Section 31.     Governing Law....................................................................................32
Section 32.     Counterparts.....................................................................................32
Section 33.     Descriptive Headings.............................................................................32


Exhibit A         -        Terms of Preference Stock
Exhibit B         -        Summary of Rights to Purchase Preference Stock
Exhibit C         -        Form of Right Certificate

                                RIGHTS AGREEMENT


         AGREEMENT dated as of January 11, 1999, between TELEFLEX INCORPORATED, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as rights agent (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend, distributable to the holders of common stock of the Company of record at the Record Date (hereinafter defined), of rights to purchase shares of preference stock of the Company and has also authorized the issuance of one such right to the holder of each share of common stock of the Company which shall become outstanding after the Record Date and before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (such terms are hereinafter defined). This Agreement provides for the issuance and the terms of such rights and other matters relating thereto.

         NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.        Definitions.

         The following terms used in this Agreement have the meanings indicated therefor:

         (a) "Acquiring Person," except as provided in the next sentence, means any Person who or which, together with all Affiliates and Associates of such Person, shall at any time be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any such Subsidiary,
(iv) any Person organized, appointed or established by the Company or any such Subsidiary for or pursuant to any such plan or (v) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding as a result of the acquisition of shares of Common Stock directly from the Company or pursuant to a Permitted Offer and (B) no Person shall become an "Acquiring Person" either (x) as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, that if
(i) a Person who would become an Acquiring Person but for the provisions of this clause (x) as a result of the acquisition of shares of Common Stock by the Company and (ii) after such acquisition of shares by the Company such Person becomes the Beneficial Owner of any additional share of Common Stock of the Company, then such Person shall be deemed an "Acquiring Person") or (y) if (i) within eight (8) days after such Person would otherwise have become an Acquiring Person (but for the operation of this clause (y)) such Person notifies the Board of Directors of the Company that such Person did so inadvertently and (ii) within two (2) days after such notification such Person is the Beneficial Owner of less than 15% of the shares of Common Stock then outstanding.

         (b) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Record Date.

         (c) "Beneficial Owner" of securities means the following: A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise (provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange) or (B) the right, alone or with any other Person, to vote or to direct the voting pursuant to any agreement, arrangement or understanding (provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if such agreement, arrangement or understanding granting the right to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the proxy rules and regulations under the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are Beneficially Owned (within the definition thereof set forth in clause (i) or (ii), directly or indirectly, by any other Person with which such first-mentioned Person or any of such first-mentioned Person's Affiliates or Associates has any agreement, arrangement or understanding for the acquiring, holding, disposing or voting (except to the extent provided by the proviso of the foregoing clause (ii)(B)) any securities of the Company.

         (d) "Board of Directors" or "Board" means the board of directors of the Company.

         (e) "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any day means 5:00 P.M., New York City time, on such day; provided, however, that if such day is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

         (g) "Common Stock" when used with reference to the Company means shares of common stock, par value $1, of the Company. "Common Stock" when used with reference to any Person other than the Company means the capital stock (or other form of equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (h) "Company" means Teleflex Incorporated.

         (i) "Co-Rights Agent" means, at any time when there shall be more than one Person duly acting as Rights Agent, each such Person.

         (j) "Distribution Date" has the meaning assigned thereto in Section
3(b).

         (k) "Equivalent Preference Shares" has the meaning assigned thereto in
Section 11(b).

         (l) "Exchange Act" means the Securities Exchange Act of 1934 as amended.

         (m) "Final Expiration Date" means December 31, 2008.

         (n) "Interested Stockholder" means any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

         (o) "Permitted Offer" means a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined prior to the purchase of any shares under such tender or exchange offer by the Board of Directors to be adequate, taking into account all factors that the directors deem relevant, including without limitation amounts that the directors believe could reasonably be realized if the Company or its assets were sold on an orderly basis designed to realize maximum value, and otherwise in the best interests of the Company and its stockholders (other than the Person or an Affiliate or Associate thereof on whose behalf the tender or exchange offer is made), taking into account all factors that the directors may deem relevant thereto.

         (p) "Person" means an individual, corporation, partnership, association or other entity or a government or governmental agency.

         (q) "Preference Stock" means shares of Series SRP Junior Participating Preference Stock, par value $1 per share, of the Company, the terms of which are set forth on Exhibit A hereto.

         (r) "Principal Party" has the meaning assigned thereto in Section
13(b).

         (s) "Purchase Price" has the meaning assigned thereto in Section 7(b).

         (t) "Record Date" means the Close of Business on the date of this Agreement.

         (u) "Redemption Date" has the meaning assigned thereto in Section 7(a).

         (v) "Redemption Price" has the meaning assigned thereto in Section 23.

         (w) "Right" means a right issued pursuant to this Agreement to purchase one one-thousandth of a share of Preference Stock at the Purchase Price and on the other terms, subject to the conditions, set forth in this Agreement.

         (x) "Right Certificates" means certificates evidencing Rights as provided for in Section 3.

         (y) "Rights Agent" at any time means the Person then duly acting as rights agent hereunder. The initial such Rights Agent is American Stock Transfer & Trust Company.

         (z) "Section 11(a)(ii) Event" has the meaning assigned thereto in
Section 11(a)(ii).

         (aa) "Section 13 Event" has the meaning assigned thereto in Section 13(a).

         (bb) "Securities Act" means the Securities Act of 1933, as amended.

         (cc) "Shares Acquisition Date" means the date of the first public announcement (including, without limitation a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or any Person who is then an Acquiring Person that a Person has become an Acquiring Person; provided that if such Person is determined not to have become an Acquiring Person by reason of action taken pursuant to Section 1(a)(B)(y), then no Shares Acquisition Date shall be deemed to have occurred.

         (dd) "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

         (ee) "Trading Day" has the meaning assigned thereto in Section 11(d).

         (ff) "Voting Securities" of any Person means the securities (or other equity interest) of such Person, the holders of which are entitled to vote generally in the election of directors (or similar supervisory authorities).

         Section 2. Appointment of Rights Agent.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights

Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

         Section 3. Issue of Rights and Right Certificates.

         (a) The Company will issue (i) as of the Record Date, to each then holder of record of shares of Common Stock, Rights at the rate of one Right per share of such Common Stock and (ii) as of the date of issuance of any shares of Common Stock hereafter issued by the Company after the Record Date and before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, to the first holder thereof, one Right per share of such Common Stock.

         (b) The "Distribution Date" means the earlier of (i) the Close of Business on the tenth day (or such later day as may be determined by action of the Board of Directors of the Company) after the date of the commencement of, or first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person and (ii) the Shares Acquisition Date.

         (c) From the Record Date until the Distribution Date (i) the Rights will be evidenced by the related certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall be deemed to be Right Certificates for such Rights) and not by separate Right Certificates, whether or not such Common Stock certificates contain the legend provided for in paragraph (e) of this Section, and (ii) the Rights (including the right to receive Right Certificates) will be transferable only in connection with the transfer of Common Stock and the surrender for transfer of any certificate for Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in the form provided for in Section 4, evidencing one Right for each share of Common Stock so held subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

         (d) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preference Stock, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

         (e) Certificates for Common Stock issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between TELEFLEX INCORPORATED (the "Company") and

         AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent, dated as of January 11, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         Section 4. Form of Right Certificates.

         (a) The Right Certificates (and the forms of election to purchase Preference Stock and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 22, Right Certificates issued in respect of shares of Common Stock which were issued and outstanding as of the Record Date shall be dated as of the Record Date, and all Right Certificates issued in respect of other shares of Common Stock shall be dated as of the respective dates of issuance of such Common Stock, and in either case shall state the number of shares of Preference Stock and the Purchase Price thereof per one one-thousandth of a share of Preference Stock, but such number of such shares of Preference Stock and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant to Section 3 or Section 22 that represents Rights which are null and void pursuant to Section 7(e) and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Right Certificate were issued to a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented thereby are null and void.

         Section 5. Signature and Countersignature of Right Certificates; Registration of Ownership and Transfers.

         (a) The Right Certificates shall be executed on behalf of the Company by its chairman, its president or a vice president, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery thereof by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) After the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date until the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preference Stock (or Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose.

         (b) Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right

Certificate or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

         (c) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preference Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on the Final Expiration Date or (ii) the time at which the Rights are redeemed as provided in
Section 23 (the "Redemption Date").

         (b) The purchase price (the "Purchase Price") for each one one-thousandth of a share of Preference Stock pursuant to the exercise of a Right shall initially be $300, subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13, payable in lawful money of the United States of America in accordance with Section 7(c). Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the Record Date and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of its Common Stock or (ii) effect a subdivision, combination or consolidation of its shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of its Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case, each share of Common Stock of the Company outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price after any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of such Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of such Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares (other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preference Stock certificates for the number of shares of Preference Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or
(B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preference Stock as are to be purchased (in which case certificates for the shares of Preference Stock represented by such receipts shall be deposited by such transfer agent of the Preference Stock with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver the cash referred to in clause (ii), to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made (x) in cash or by certified check or bank draft payable to the order of the Company or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing the number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Day immediately preceding the date of such exercise). In the event that the Company is obligated to issue other securities (including Common Stock) of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 13.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or an Affiliate or Associate thereof) who becomes such transferee after the Acquiring Person becomes an Acquiring Person or (iii) a transferee of an Acquiring Person (or an Affiliate or Associate thereof) who becomes such transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer

(whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights to exercise any such Right, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determination hereunder with respect to an Acquiring Person or its Affiliates, Associates or transferees. The provisions of this Section 7(e) shall be operative whether or not the legend provided for in Section 4(b) is set forth on the Right Certificate for any Rights referred to in this Section.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates.

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Preference Stock; Compliance with Registration or Other Requirements of Securities Laws; Transfer Taxes.

         (a) The Company covenants and agrees that at all times prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued shares of Preference Stock or any shares of Preference Stock held in its treasury the number of shares of Preference Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common

Stock or such other securities as may be required to permit the exercise in full of all outstanding Rights.

         (b) So long as the shares of Preference Stock (and, after the occurrence of a Section 11(a)(ii) Event, the shares of Common Stock or other securities) issuable upon the exercise of Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (c) The Company shall use its best efforts to (i) file, as soon as is practicable after the Shares Acquisition date, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time (not to exceed ninety (90) days) after the Shares Acquisition Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preference Stock (or shares of Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of Preference Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preference Stock (or shares of Common Stock or other securities) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preference Stock (or shares of Common Stock or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates or depositary receipts for shares of Preference Stock (or shares of Common Stock or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preference Stock Record Date.

         Each Person in whose name any certificate for shares of Preference Stock (or shares of Common Stock or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preference Stock (or shares of Common Stock or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which transfer books of the Company for the shares of Preference Stock (or shares of Common Stock or other securities) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of shares of Preference Stock (or Common Stock or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Modification of Rights and Adjustment of Purchase Price, Number of Shares, Number of Rights and Securities Purchasable.

         The Purchase Price, the number of shares of Preference Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preference Stock payable in Preference Stock, (B) subdivide the outstanding shares of Preference Stock, (C) combine the outstanding shares of Preference Stock into a smaller number of shares of Preference Stock or (D) issue any shares of its capital stock in a reclassification of the Preference Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preference Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both

Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person (a "Section 11(a)(ii) Event"), then proper provision shall be made so that each holder of a Right (except as provided in Section 7(e)) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Securities Act pursuant to Section 9, have a right to receive, upon exercise of such Right at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Preference Stock, such number of shares of Common Stock as shall equal the result obtained by multiplying (x) the then current Purchase Price by the then number of one one-thousandths of a share of Preference Stock for which the Right was exercisable immediately prior to the occurrence of such
Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the shares of Common Stock (determined pursuant to Section 11(d)); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii);

                  (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights or shall substitute for the Common Stock otherwise purchasable, upon payment of the Purchase Price, a combination of some or all of the following that has an aggregate value equal to the aggregate current per share market price of the shares of Common Stock (determined pursuant to Section 11(d) purchasable upon exercise in full of the Rights (where such aggregate value has been determined by Board of Directors of the Company after considering the advice of a nationally recognized investment banking firm selected by the Board of Directors): (i) fractions of a share of Common Stock, (ii) other equity securities of the Company, (iii) debt securities of the Company or (iv) other assets.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preference Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preference Stock (or shares having the same rights, privileges and preferences as the Preference Stock ("Equivalent Preference Shares")) or securities convertible into Preference Stock or Equivalent Preference Shares at a price per share of Preference Stock or Equivalent Preference Shares (or having a conversion price per share, if a security convertible into Preference Stock or Equivalent Preference Shares) less than the current per share market price of the Preference Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preference Stock outstanding on such record date plus the number of shares of Preference Stock which the aggregate offering price of the total number of shares of Preference Stock and Equivalent Preference Shares so to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preference Stock outstanding on such record date plus the number of additional shares of Preference Stock and Equivalent Preference Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preference Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Preference Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preference Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the shares of Preference Stock (determined pursuant to Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preference Stock and the denominator of which shall be such current per share market price of the shares of Preference Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period after the announcement by the issuer of such Common Stock of (1) a dividend or distribution on such Common Stock payable in such Common Stock or securities convertible into such Common Stock or (2) any subdivision, combination or reclassification of such Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, such daily closing prices shall be appropriately adjusted to reflect the effect of such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date the shares of Common Stock are not so listed or traded, or no market maker is making a market in the Common Stock, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. The term "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preference Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this
Section 11(d).

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one hundred-thousandth of a share of Preference Stock or one-ten thousandth of a share of Common Stock or other security. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preference Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preference Stock contained in Sections 11(a) through 11(c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preference Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-thousandths of a share of Preference Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preference Stock (calculated to the nearest one one-hundred thousandth of a share of Preference Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Preference Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preference Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preference Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Preference Stock purchasable thereunder as such terms were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preference Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preference Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Preference Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preference Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the shares of Preference Stock, (ii) issuance wholly for cash of any shares of Preference Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preference Stock or securities which by their terms are convertible into or exchangeable for shares of Preference Stock, (iv) dividends on shares of Preference Stock payable in shares of Preference Stock or (v) issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Preference Stock shall not be taxable to such shareholders.

         (n) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (o) The Company covenants and agrees that, after the Distribution Date, it shall not (i) consolidate with any Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(n)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(n)) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the

Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than one or more of the Company and its Subsidiaries in one or more transactions each of which does not violate Section 11(n)), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11 (o).

         (p) The exercise of Rights in accordance with Section 11(a)(ii) shall only result in the loss of the rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the other rights represented by such Rights under this Rights Agreement, including without limitation the rights provided for in Section 13.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares.

         Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preference Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, on or after the Shares Acquisition Date, any of the following (each a "Section 13 Event") shall occur, directly or indirectly,
(x) the Company shall consolidate with, or merge with and into, any Interested Stockholder or, if in such consolidation or merger all holders of shares of Common Stock are not treated alike, any other Person, (y) the Company shall consolidate or merge with any Interested Stockholder or, if in such consolidation or merger all holders of shares of Common Stock are not treated alike, any other Person, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in the case of any transaction described in clause (x) or (y), a merger or consolidation which would result in all of the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Securities of the Company or such other surviving entity outstanding immediately after such consolidation or merger and the holders of such securities not having changed as a result of such merger or consolidation) or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or, if in such transaction all holders of shares of Common Stock are not treated alike, any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(n)), then, and in each such case (except as provided in
Section 13(e)), proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise of such Right at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Preference Stock, such number of freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preference Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the shares of Common Stock of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such Section 13 Event;
(ii) such Principal Party shall thereafter be liable for, and shall assume by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights.

         (b) "Principal Party" means:

                  (i) in the case of any transaction described in clause (x) or
(y) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

                  (ii) in the case of any transaction described in clause (z) of
Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any of the foregoing cases, (A) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding 12 months registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party to the joint venture were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and 13(b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in Section 13(a), the Principal Party at its own expense shall:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

         (e) Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to a transaction described in clause (x) or
(y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights then outstanding shall expire.

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of shares of Preference Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preference Stock) upon exercise of the Right or to issue certificates which evidence fractions of shares of Preference Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preference Stock). Fractions of shares of Preference Stock in integral multiples of one one-thousandth of a share of Preference Stock may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares of Preference Stock represented by such depositary receipts. In lieu of fractional shares of Preference Stock that are not integral multiples of one one-thousandth of a share of Preference Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preference Stock. For purposes of this Section 14(b) the current market value of a share of Preference Stock shall be the closing price of a share of Preference Stock (as determined pursuant to Section 11(d)(ii) and the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

         (c) After the occurrence of a Section 11(a)(ii) Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates which are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 13(c) the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of such Right expressly waives such holder's right to receive any fractional Rights or any fractional shares (except as provided above) upon exercise of a Right.

         Section 15. Rights of Action.

         All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any share of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other holder of shares of Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. Agreement of Right Holders.

         Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

         (b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

         (c) Subject to Section 6 and Section 7(e), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder.

         No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preference Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Preference Stock or Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in Section 20(a).

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Acquiring Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman, the president, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e)) or any adjustment provided for in Sections 7, 11 or 13 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preference Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preference Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the chairman, the president, any vice president, the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preference Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail, such notice to be at the expense of the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preference Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate, then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent; provided that such holder of a Right Certificate shall, prior to making such application, have submitted such holder's Right Certificate to the Company for inspection. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business in the State of New
York), in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, provided that the Company's transfer agent for its shares of Common Stock shall be an acceptable successor Rights Agent without regard to the foregoing capital and surplus requirement. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preference Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock after the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption of Rights.

         (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of (x) the date on which a Section 11(a)(ii) Event shall have occurred and (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) as specifically set forth in this Section 23 or (ii) in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         (c) The Company may, at its option discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the redemption of the Rights pursuant to this Section 23 and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their respective last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.

         Section 24. Notice of Certain Events.

         (a) In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of shares of Preference Stock or to make any other distribution to the holders of shares of Preference Stock (other than a regular quarterly cash dividend) or (b) to offer to the holders of shares of Preference Stock rights or warrants to subscribe for or to purchase any additional shares of Preference Stock or of stock of any class or any other securities, rights or options or (c) to effect any reclassification of the Preference Stock (other than a reclassification involving only the subdivision of outstanding shares of Preference Stock) or (d) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that does not violate Section 11(n)) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or any of its Subsidiaries in one or more transactions, each of which does not violate Section 11(n) or in a transaction that may be effected without notice to or approval of or consent by the holders of at least a majority of the outstanding shares of Common Stock), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate in accordance with Section 25 a notice of such proposed action which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock or Preference Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preference Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock or Preference Stock, whichever shall be the earlier.

         (b) In case any Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to the holders of Rights under Section 11(a)(ii) and (ii) all references in Section 24(a) to shares of Preference Stock shall be deemed thereafter to refer also to shares of Common Stock and, if appropriate, other securities of the Company.

         (c) The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action by the holders of capital stock of the Company.

         Section 25. Notices.

         (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Teleflex Incorporated
                  630 West Germantown Pike, Suite 450
                  Plymouth Meeting, PA  19462
                  Attention:  Secretary

         (b) Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  46th Floor
                  New York, NY  10005

         (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holders of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments.

         Subject to the penultimate sentence of this Section 26, prior to the Distribution Date the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect adversely the interests of the holders of Rights) without the approval of any holders of shares of Common Stock or Rights. Subject to the penultimate sentence of this Section 26, from and after the Distribution Date the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions hereof, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Section 11(a)(ii) or Section 13 or procedures relating to the redemption of the Rights, which change, amendment or supplement shall not adversely affect the interests of the holders of Rights (other than Rights which are null and void pursuant to Section 7(e); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate of an officer of the Company which states that a proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, without the approval or consent of the holders of the affected Rights then outstanding (other than Rights which are null and void pursuant to Section 7(e)) no supplement or amendment shall be made which decreases the Redemption Price, increases the Purchase Price or decreases the number of one one-thousandths of a share of Preference Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

         Section 27. Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Company or the Board of Directors.

         For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement or as to whether an Acquiring Person exists or as to whether any Section 11(a)(ii) Event has occurred). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (y) not subject any Person who was a director of the Company at the time thereof to any liability to the holders of the Rights.

         Section 29. Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock).

         Section 30. Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in good faith that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23, if it shall then have expired, shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         Section 31. Governing Law.

         This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings.

         Descriptive headings of Sections of this Agreement are inserted for convenience of reference only, form no part of this Agreement and shall not be considered for purposes of interpreting or construing any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        TELEFLEX INCORPORATED
Attest:



                                        By:
                                           -------------------------------------
By:
   ----------------------------------


[CORPORATE SEAL]


                                        AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY
Attest:



                                        By:
                                           -------------------------------------
By:
   -----------------------------------


[CORPORATE SEAL]

                                                                       Exhibit A

                              TELEFLEX INCORPORATED

                                    Terms of
                Series SRP Junior Participating Preference Stock


         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation the Board of Directors does hereby provide for the issue of a series of preference stock, par value $1 per share, of the Corporation (the "Preference Stock"), to be designated "Series SRP Junior Participating Preference Stock" (hereinafter referred to as the "Series SRP Preference Stock"), initially consisting of 100,000 shares, and to the extent that the designations, relative rights, preferences, limitations and restrictions of the Series SRP Preference Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, relative rights, preferences, limitations and restrictions thereof as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series SRP Junior Participating Preference Stock" and the number of shares constituting such series shall be 100,000.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of preference stock ranking prior and superior to the shares of Series SRP Preference Stock with respect to dividends, the holders of shares of Series SRP Preference Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 15, June 15, September 15 and December 15 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series SRP Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.025 or (b) 1,000 times the aggregate per share (rounded to nearest cent) amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series SRP Preference Stock.

         (B) The Corporation shall declare a dividend or distribution on the Series SRP Preference Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock);

provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.025 per share on the Series SRP Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on each outstanding share of Series SRP Preference Stock from the first Quarterly Dividend Payment Date following the date of issue of such share unless such date of issue is a date after the record date for the determination of holders of shares of Series SRP Preference Stock entitled to receive a quarterly dividend on such Quarterly Dividend Date, in which event such dividends shall begin to accrue and be cumulative on such shares from the second Quarterly Dividend Payment Date following the date of issue of such share. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series SRP Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series SRP Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series SRP Preference Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series SRP Preference Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series SRP Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If at any time dividends on any Series SRP Preference Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series SRP Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preference Stock (including holders of the Series SRP Preference Stock) on which dividends are in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                  (ii) During any Default Period, such voting rights of the holders of Series SRP Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor the right of the holders of any other series of Preference Stock, if any, to increase the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preference Stock of such voting right. At any meeting at which the holders of Preference Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preference Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preference Stock shall have exercised their right to elect directors in any Default Period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preference Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series SRP Preference Stock.

                  (iii) During an existing Default Period, unless the holders of Preference Stock shall have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preference Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preference Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preference Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preference Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any Default Period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preference Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a Default Period, (x) the right of the holders of Preference Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preference Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in or fixed pursuant to the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate Incorporation or by-laws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

         (D) Except as set forth herein, holders of Series SRP Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series SRP Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series SRP Preference Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series SRP Preference Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series SRP Preference Stock, except dividends paid ratably on the Series SRP Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series SRP Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series SRP Preference Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series SRP Preference Stock or any shares of stock ranking on a parity with the Series SRP Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series SRP Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) of the Series SRP Preference Stock unless, prior thereto, the holders of shares of Series SRP Preference Stock shall have received $.01 per share plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series SRP Liquidation Preference"). Following the payment of the full amount of the Series SRP Liquidation Preference, no additional distributions shall be made to the holders of shares of Series SRP Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series SRP Liquidation Preference by (ii) 1,000 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series SRP Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series SRP Preference Stock and Common Stock, respectively, holders of Series SRP Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preference Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series SRP Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, which rank on a parity with Series SRP Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or other property, then in any such case the shares of Series SRP Preference Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and other property (payable in kind) into which or for which each share of Common Stock is changed or exchanged.

         Section 8. No Redemption. The shares of Series SRP Preference Stock shall not be redeemable.

         Section 9. Ranking. The Series SRP Preference Stock shall rank junior to all other series of the Corporation's Preference Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series SRP Preference Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series SRP Preference Stock, voting separately as a class.

         Section 11. Fractional Shares. Series SRP Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series SRP Preference Stock.

                                                                       Exhibit B

                              TELEFLEX INCORPORATED

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERENCE STOCK


         On December 7, 1998, the Board of Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), declared a dividend distribution of one right (a "Right") for each outstanding share of common stock of the Company (the "Common Stock") payable to stockholders of record at the close of business on January 11, 1999. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of a newly-created series of preference stock, par value $1 per share (the "Preference Stock"), at a price of $300 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the form of Rights Agreement (the "Rights Agreement") dated as of January 11, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         The Rights are not exercisable until the "Distribution Date," which is the earlier of (i) the date which is 10 days (or such later date as the Board of Directors may determine) after the commencement of, or first public announcement of an intention to make, a tender or exchange offer by any person the consummation of which would result in a person or group becoming an Acquiring Person (defined below) or (ii) the date of the first public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, otherwise than pursuant to a Permitted Offer (described below), beneficial ownership of 15% or more of the outstanding shares of Common Stock. A person or group whose acquisition of shares of Common Stock causes a Distribution Date to occur pursuant to the foregoing clause (ii) is an "Acquiring Person."

         Until the Distribution Date (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after January 11, 1999 will contain a notation referring to the Rights associated with such shares of Common Stock, incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights.

         The Rights will expire at the close of business on December 31, 2008, unless earlier redeemed by the Company as described below.

         In the event that any person becomes an Acquiring Person (otherwise than pursuant to a Permitted Offer), the Rights will be modified automatically so that each holder of a Right will thereafter have, in lieu of the right to purchase shares of Preference Stock, the right (the "Flip-In Right") to receive upon exercise of the Right the number of shares of Common Stock which, immediately before such Acquiring Person became an Acquiring Person, had a market value equal to twice the amount of the exercise price of the Right. Notwithstanding the foregoing, after such person shall have become an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. A "Permitted Offer" is a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which the Board of Directors determines to be adequate and in the best interests of the Company, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates.

         In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate thereof or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person (or, if in such transaction all holders of shares of Common Stock are not treated alike, any other person), then each holder of a Right (except Rights which previously have become null and void as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise of the Right, shares of common stock of the acquiring company having a value equal to twice the amount of the exercise price of the Right. Each such holder of a Right will continue to have a Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right, and such holder will have a successive Flip-Over Right on each occurrence of a transaction specified in the first sentence of this paragraph.

         At any time before a person or group becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Notice of redemption will be given by mail to each holder of Rights at such holder's last address on the registry books for the Rights.

         The Purchase Price payable, and the number of shares of Preference Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustments from time to time to prevent dilution in the event of certain changes in the Preference Stock or Common Stock or distributions of such stock or other events which would otherwise diminish the benefits intended to be afforded by the Rights. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

         No fractional Rights or shares of Preference Stock or Common Stock will be issued (other than fractions of a share of Preference Stock which are one one-thousandth of a share or an integral multiple of one one-thousandth of a share) and, in lieu thereof, a payment in cash will be made based on the market price of the Rights, Preference Stock or Common Stock, as the case may be, on the last trading date prior to the date of exercise of the Rights involved.

         The dividends, liquidation and voting rights, and the non-redemption feature of the Preference Stock are designed so that the value of the one one-thousandth of a share of Preference Stock purchasable upon exercise of each Right will approximate the value of one share of Common Stock. The Preference Stock will be non-redeemable and will rank junior to all other series of the Company's Preference Stock. Each whole share of Preference Stock will be entitled to receive a quarterly preferential dividend of the greater of (a) $.025 per share or (b) 1,000 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preference Stock will be entitled to receive a preferential liquidation payment of $.01 per share and will also be entitled to receive, in the aggregate, a liquidation payment equal to 1,000 times the liquidation payment made per share of Common Stock. Each share of Preference Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, cash or other property, each share of Preference Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

         Prior to the Distribution Date the Board of Directors may amend any of the provisions of the Rights Agreement other than to decrease the Redemption Price, increase the Exercise Price or decrease the number of one one-thousandths of a share of Preference Stock purchasable upon exercise of a Right. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of the holders of Rights (other than holders whose Rights have become null and void as set forth above) or to shorten or lengthen any time period under the Rights Agreement; provided that no such amendment may be adopted to adjust the time period governing redemption at a time when the Rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will have no right as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated ___________, 1998. A copy of the Rights Agreement is available to registered holders of the Rights free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                                                       Exhibit C

                           [Form of Right Certificate]



Certificate No. SRP___                                       ____________ Rights



         NOT EXERCISABLE AFTER DECEMBER 31, 2008, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

         * THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.


                                Right Certificate

                              TELEFLEX INCORPORATED


         This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 11, 1999 (the "Rights Agreement") between Teleflex Incorporated, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on December 31, 2008 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series SRP Junior Participating Preference Stock, par value $1 per share, of the Company (the "Preference Stock") at a purchase price of $300 per one one-thousandth of a share of Preference Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preference Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are such numbers and Purchase Price as of January 11, 1999, based on the shares of Preference Stock as constituted at such date. As


--------

*        This legend shall be inserted only if applicable.

provided in the Rights Agreement, the Purchase Price and the number of shares of Preference Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof. Reference is made to the Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company, the Rights Agent and the holders of the Right Certificates.

         Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preference Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

         No fractional share of Preference Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares which are integral multiples of one one-thousandth of a share of Preference Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preference Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________, ____.


                                        TELEFLEX INCORPORATED


                                        By:
                                            ------------------------------------

Attest:


By:
   -----------------------------------


[CORPORATE SEAL]



Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent



By:
   -----------------------------------
   Authorized Officer

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                 To be executed by the registered holder if such
                holder desires to transfer the Right Certificate


         FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto______________________________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)
_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, ____

                                        ________________________________________
                                                       Signature


Signature Guaranteed: __________________________

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) This Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of, or pursuant to any agreement, arrangement or understanding with, a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

                  (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ________________, ____
                                        ________________________________________
                                                     Signature

Signature Guaranteed: ________________________________

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


                                     NOTICE

         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                     WARNING

         In the event the Certificate set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), and the Company will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)


To:      TELEFLEX INCORPORATED

         The undersigned hereby irrevocably elects to exercise
__________________________ Rights represented by this Right Certificate to purchase ____ shares of Preference Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preference Stock be issued in the name of:

Please insert social security
or other identifying number ____________________________________________________

________________________________________________________________________________
                       (Please print name and address)
________________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number _______________________________________

________________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________

Dated: _________________, ____

                                        ________________________________________
                                                       Signature


Signature Guaranteed: ____________________________

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of, or pursuant to any agreement, arrangement or understanding with, a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: _______________, ____               _____________________________________
                                                        Signature

Signature Guaranteed: ________________________

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                     NOTICE

         The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                     WARNING

         In the event the Certificate set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and the Company will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.